AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 22, 1999

                                       REGISTRATION STATEMENT NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                            ADRIATIC HOLDINGS LIMITED
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

        NEVADA                               3644                      91-1918326
 (STATE OR JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)

                                   ----------

                        114 W. MAGNOLIA STREET, SUITE 446
                          BELLINGHAM, WASHINGTON 98225
                                 (360) 715-3396
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                ROBERT W. KNIGHT
                            ADRIATIC HOLDINGS LIMITED
                        114 W. MAGNOLIA STREET, SUITE 446
                            BELLINGHAM, WASHINGTON 98225
                                 (360) 715-3396
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------
                                   COPIES TO:

                              STEVEN SANDERS, ESQ.
                         BECKMAN, MILLMAN & SANDERS LLP
                           116 JOHN STREET, SUITE 1313
                            NEW YORK, NEW YORK 10038
                                 (212) 406-4700

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
    Title of Each Class of       Amount to be     Proposed Maximum       Proposed Maximum           Amount of
 Securities to be Registered    Registered (1)   Offering Price Per     Aggregate Offering      Registration Fee
                                                      Security               Price (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001
      par value                   5,000,000             $0.10                $500,000                 $132
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                SUBJECT TO COMPLETION, DATED ___________________

PRELIMINARY PROSPECTUS


                                5,000,000 Shares

                            ADRIATIC HOLDINGS LIMITED

                                  Common Stock


     This is a public offering of 5,000,000 shares of common stock of Adriatic Holdings Limited.

     There is currently no public market for the common stock. We will list the common stock on the OTC Bulletin Board under the proposed symbol "____".


     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

                                   ----------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS MADE TO
                       THE CONTRARY IS A CRIMINAL OFFENSE
                                   ----------


                                                           Per Share    Total
Public offering price .....................................   $0.10   $500,000
Total Proceeds, before expenses, to us ....................   $0.10   $500,000








             THE DATE OF THIS PROSPECTUS IS __________________, 2000

                               PROSPECTUS SUMMARY

     This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

                                   THE COMPANY

     Adriatic Holdings Limited was incorporated in the State of Nevada on July 9, 1998 (hereinafter, "Adriatic," "the Company," "we," "us," and "our," will each refer to Adriatic Holdings Limited). The business of Adriatic is to become a provider of electrical junction boxes and other quality electrical products for use in both the public and private sector. Junction boxes are used for housing underground wiring connections. They are commonly installed at street intersections, in sidewalks, and anywhere else electrical connections are required.

     Pursuant to a licensing agreement (hereinafter, the "Licensing Agreement"), dated August 15, 1998, we acquired the rights from J.A. Industries (Canada) Inc. (hereinafter, "J.A. Canada"), to manufacture and distribute J.A. Canada's patented underground electrical junction box (hereinafter, the "J.A. Junction Box"). Under the terms of the Licensing Agreement, we agreed to pay to J.A. Canada $5.00 per J.A. Junction Box sold by Adriatic with a minimum fee of $2,000 in 1998 and a minimum fee of $10,000 per annum for the life of the license. The fee of $2,000 for 1998 has been paid. Sales for the J.A. Junction Box by J.A. Canada were approximately $CD 500,000 (approximately $US 350,000) in 1993 and $CD 500,000 (approximately $US 350,000) in 1994. Adriatic has not yet undertaken the sale of any J.A. Junction Boxes or any other product.

     Our offices are located at 114 W. Magnolia Street, Suite 446, Bellingham, Washington 98225. Our telephone number is (360) 715-3396.

                                  THE OFFERING

Common stock offered by the Company ................  5,000,000 shares

Price per share of common stock.....................  $0.10

Common stock to be outstanding
   after the offering(1) ...........................  7,090,000 shares

Use of proceeds ....................................  Adriatic  intends  to  use
                                                      its    portion    of   the
                                                      proceeds  for  license fee
                                                      payments,       marketing,
                                                      general and administrative
                                                      expenditures,  development
                                                      of the  business,  working
                                                      capital and other  general
                                                      corporate  purposes.   See
                                                      "Use of Proceeds."

Proposed OTC Bulletin Board symbol .................  _______

Risk factors                                          For a  discussion  of  the
                                                      risks, you should consider
                                                      before  investing  in  the
                                                      common  stock of Adriatic,
                                                      see "Risk Factors."


------------------
(1) See "Dilution."

                          SUMMARY FINANCIAL INFORMATION

     The following summary of financial information has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes.

Statement of Operations Data (audited):                      From July 9, 1998
                                                            to December 31, 1998
Revenues ................................................             0
Cost of revenues ........................................             0
Operating expenses: .....................................             0
         Research and development .......................             0
         Loss from operations of Joint Venture ..........             0
         General and administrative .....................        11,964
         Selling and marketing ..........................             0
Total operating expenses ................................        11,964

(Loss) from operations ..................................       (11,964)

Net (loss) ..............................................       (11,964)
Net (loss) per share ....................................          (.01)
Weighted average number of shares outstanding ...........     1,623,429

Balance Sheet Data:
Cash ....................................................            46
Working capital .........................................          (914)
Total assets ............................................            46
Current Liabilities .....................................           960
Total stockholders' deficit .............................          (914)

Statement of Operations Data (unaudited):                  From January 1, 1999
                                                           to September 30, 1999
Revenues ................................................             0
Cost of revenues ........................................             0
Operating expenses ......................................             0
General and administrative ..............................         1,932
Total operating expenses ................................         1,932
Loss from operations ....................................        (1,932)

Net Loss ................................................        (1,932)
Net (loss) per share ....................................          (.01)
Weighted number of common shares outstanding ............     2,085,458

Balance Sheet Data:
Cash ....................................................          $114
Working capital deficit .................................         $(846)
Total assets ............................................          $114
Current Liabilities .....................................          $960
Total stockholders' deficit .............................         $(846)

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the United States federal securities laws that involve risks and uncertainties. When included in this prospectus, the words "expects," "intends," "anticipates," "plans," "projects" and "estimates," and analogous or similar expressions are intended to identify forward-looking statements. A potential investor in the common stock offered hereby should use caution before relying on forward-looking statements because actual results could differ materially from those anticipated by such forward-looking statements in this prospectus. Factors which could cause actual results to differ from those anticipated by forward-looking statements can be found in "Risk Factors," "Management's Discussion and Analysis of Financial Condition or Results of Operations" and "Business." Any forward-looking statements contained in this prospectus speak only as of the date of this prospectus. The Company expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein.

                                  RISK FACTORS

                   Investing in Adriatic shares is very risky.

     You should be able to bear a complete loss of your investment. Before making an investment, you should carefully read this prospectus and consider, along with other matters discussed in this prospectus, the following risk factors:

                    Adriatic has a limited operating history.

     Adriatic was incorporated in July 1998 and thus has a limited operating history. Adriatic is subject to all the general risks, problems, expenses, difficulties, complications and delays frequently encountered in connection with establishing any new business and operations.

   Adriatic will cease doing business without the proceeds of this offering.

     We currently have insufficient capital to commence operations and are dependent on the proceeds of this offering to begin such operations. Our success is contingent, in part, on our ability to develop our strategy and to raise the funds which are necessary to purchase equipment and raw material in order to produce the J.A. Junction Box. We believe that revenues from the J.A. Junction Box will constitute a significant portion of our revenue for the foreseeable future. Accordingly, any factor adversely affecting the development, promotion and revenues from the J.A. Junction Box would have an adverse effect on our business and on the results of our operations. There is still no assurance that Adriatic, even with the funds from this offering, will successfully maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock.

                 Adriatic lacks multiple directors and officers.

     Mr. Robert W. Knight serves as Adriatic's sole director and officer. As an officer of Adriatic, he serves as President, Treasurer and Secretary. In this manner, all decisions made by the Company's Board of Directors are not made as a result of a compromise or vote between multiple members of a board, but rather, are made as a result of decisions made at the discretion of Mr. Knight alone.

                     Adriatic is dependent on key personnel.

     Our business plans are significantly dependent upon the abilities and continued participation of Mr. Knight. Mr. Knight has not entered into an employment agreement with us and there can be no assurance that he will continue to provide services to us. Mr. Knight will devote only a portion of his time to Adriatic activities. The loss by or unavailability to the Company of Mr. Knight's services would have an adverse effect on our business, operations and prospects. There can be no assurance that Adriatic would be able to locate or employ qualified personnel to replace Mr. Knight, should his services be discontinued.

      Adriatic requires additional financing in order to stay in business.

     We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements approximately for the next 12 months, without taking into account any internally generated funds from operations. Thereafter, we will require additional funds to maintain and expand our operations. Adequate funds for this purpose on terms favorable to Adriatic, whether through equity financing, debt financing, or other sources, may not be available when needed. Our inability to obtain adequate financing could have an adverse effect on the Company. Furthermore, if we do find additional financing, such financing may result in the further dilution in the equity ownership of the shares being offered in this prospectus. See "Use of Proceeds."

                    Adriatic may continue to be unprofitable.

     We have had no revenue since our incorporation in July 1998. We have yet to undertake the sale of any J.A. Junction Boxes or any other products. Even after we commence selling the J.A. Junction Box, there is no guarantee that we will become profitable. The junction box industry is highly competitive and there is no guarantee that we will be able to secure the business of our target buyers.

 The business and operations of Adriatic is controlled by certain stockholders.

     Upon completion of this offering, Mr. Knight and other present stockholders will beneficially own approximately 29.4% of Adriatic's outstanding common stock, assuming the sale of all 5,000,000 shares in this offering. As a result, these stockholders will be able to exercise significant control over all matters including the control of our management, policies and operations and those matters requiring stockholder approval, including the election of all of Adriatic's directors and approval of significant corporate transactions. See "Management" and "Principal Stockholders."

    An unfavorable resolution of current litigation against J.A. Canada could have an adverse effect on Adriatic's business.

     J.A. Canada is currently the defendant in a lawsuit concerning the J.A. Junction Box, Canadian patent #2,030,251. The Plaintiffs, Westcoast Engineering Ltd. and Nonad Plastic Ltd., both British Columbia companies, allege among other things, that the Canadian patent issued on the J.A. Junction Box is invalid. J.A. Canada feels that the suit lacks merit. Although J.A. Canada does not have the necessary funds to adequately defend itself in this action, it has entered a statement of defense. A judgment in favor of the plaintiffs would render the patent on the J.A. Junction Box invalid. As a result, Adriatic would not be able to prevent other competitors from using the technology and concept behind the patented J.A. Junction Box for profit. If the patent is declared invalid, then we have the option to cancel the Licensing Agreement with J.A. Canada. However, in this event, even if we do cancel the Licensing Agreement, we would be entitled to manufacture the product without paying any fees to J.A. Canada, since J.A Canada would no longer hold an absolute interest in the J.A. Junction Box. We believe that the lawsuit will be resolved within the next 24 months, although no assurance can be given. See "Business - Legal Matters."

        Adriatic's success is dependent on intellectual property rights.

     Our exclusive ability to manufacture and successfully market the J.A. Junction Box depends on whether J.A. Canada has a valid patent. If the patent is valid, then, under the Licensing Agreement, we will retain the exclusive right to use the J.A. Junction Box technology for profit. If this patent is invalid, this may seriously diminish our ability to compete with other manufactures of junction boxes. Although we would save the fee paid to J.A. Canada under the Licensing Agreement, we would no longer have the exclusive rights to manufacture the J.A. Junction Box.

       There are uncertainties regarding marketing of Adriatic's product.

     We intend to market the J.A. Junction Box within the United States. However, our product has had only limited use in the field and is not approved for use in the United States. Furthermore, our product has had limited marketing success in the past due to the lack of funds on the part of J.A. Canada to promote and develop the product. Even if the J.A. Junction Box is accepted by end users, there is no assurance that the United States market will provide sufficient revenue and earnings to permit on-going operations. In the event that we are not able to successfully market our products, we may seek to develop other new opportunities, although no assurances can be made.

     Failure to attain approval for the use of the J.A. Junction Box in the United States would adversely affect the business of Adriatic.

     Failure to attain approval of the J.A. Junction Box for use in the United States would have a material adverse effect on our financial condition, results of operations and cash flows. In order to sell the J.A. Junction Box in a particular state, we must first obtain approval from such state. Each state has its own requirements for approving use of junction boxes and typically require that applicants submit blueprints of the junction box and other documentation demonstrating how the junction box complies with the state's specifications. States also typically require that the junction boxes be tested in several test locations. Adriatic intends to submit the junction box for testing in the State of Washington as soon as practicable.

              Future regulation of the use or sale of polyurethane
                   may have a negative effect on our business.

     We will use a product called polyurethane in the production of the J.A. Junction Box. Polyurethane is a synthetic, oil-based substance, widely varying in flexibility. Polyurethane can be any of various kinds of thermoplastic or thermosetting resins often used in tough chemical-resistant coatings and in adhesives, foams and electrical insulation. Although we do not foresee any adverse effect on our operations as a result of any environmental laws in the United States which may regulate the use and manufacture of polyurethane, there can be no assurance that some future law would not have an adverse effect on our business, financial condition and results of operations. We believe that our activities conform to all present environmental regulations, if any, in all material aspects.

     The production of the J.A. Junction Box is dependent on raw materials.

     The primary raw material used to manufacture the J.A. Junction Box is polyurethane. Although we enjoy a long-term relationship with BASF Corporation and Imperial Chemical Industries PLC, our suppliers of polyurethane, there can be no assurance that polyurethane will be obtainable from such sources in the future. Although Management believes that the current price of polyurethane is stable, no assurance can be given that the price for polyurethane will not increase or fluctuate in the foreseeable future. The supply and price of polyurethane may be subject to significant influences and conditions beyond our control. If the price of polyurethane should increase or if our supply of polyurethane should become inadequate, our business operations and financial condition could be adversely affected.

             Potential acquisitions of other companies could have an
                        adverse effect on our business.

     Although we have not engaged in any negotiations or agreements with respect to any acquisition as of the date of this prospectus, we may decide to acquire businesses, products or technologies in the future. However, a future acquisition may adversely affect our operating results and/or the market price of our common stock since we may do any one of the following in order to complete the acquisition: (1) issue new equity securities, whereby the issuance could potentially cause the new shares to be significantly diluted; (2) incur significant debt; and (3) incur other liabilities and/or amortization expenses related to goodwill and other intangible assets. Acquisitions by Adriatic may also entail other risks which include the following: (1) the difficulty in assimilating the operations of the acquired entity into those of Adriatic; (2) the diversion of the attention of Management to business concerns other than those directly pertaining to the Company; (3) the risk with which Adriatic may be faced for entering markets in which Adriatic has no or limited experience; and (4) the risk that key personnel from the acquired organization will leave after such acquisition. No assurance can be given as to our ability to successfully integrate any businesses, products, technologies or personnel that might be acquired in the future, and the failure of the Company to do so could have a material adverse effect on our business, financial condition and operating results.

       Management will use its discretion in the application of proceeds.

     We intend to use the funds raised in this offering for the payment of the promotion of our J.A. Junction Box and for working capital and general corporate purposes. Although we do not contemplate a change in the allocation of the proceeds earned from this offering, management reserves the right to determine a new purpose for which such proceeds may be applied if we determine that such a reallocation of proceeds is necessary. As a result of the foregoing, the success of Adriatic may be substantially dependent upon the discretion and judgment of the management of Adriatic with respect to the application and allocation of the net proceeds hereof. For a further discussion of the proceeds earned from this offering, see "Use of Proceeds" and "Business - Possible Joint Venture Opportunities."

           The electronic junction box industry is highly competitive.

     There are a number of companies that compete directly and indirectly with the J.A. Junction Box. Our competitors consist of both domestic and international companies. Many of these companies have financial, technical, marketing, sales, manufacturing, distribution, and other resources that are significantly greater than those of Adriatic. In addition, some of these companies have name recognition, established positions in the market, and long-standing relationships with customers who purchase electrical junction boxes. Such competitors include Brooks Box, Inc., Westcoast Engineering, Ltd., Fogtite Inc., and Quazite Corp. These competitors may be developing junction boxes that we are unaware of that may be similar to our junction box. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop junction boxes that render our junction boxes less marketable.

          There is no public market for the common equity of Adriatic.

     As of the date of this prospectus, there is no public market for Adriatic's common stock. Although we plan to apply for listing our common stock on the OTC Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if we do become listed with respect to our common stock on the OTC Bulletin Board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. For a discussion of Adriatic's common stock, see "Description of Securities."

             The proceeds derived from this offering may be limited.

     This offering is being conducted on a "best efforts only" basis. This means that we are under no obligation, for purposes of this offering, to sell a specified minimum amount of shares of our common stock. Furthermore, whatever net proceeds we have realized, as a result of this offering, will not be returned to any subscriber and such proceeds will be utilized by our management in a manner it deems necessary in order to meet its proposed objectives. Under these circumstances, if we only sell a small amount of shares of common stock, the proceeds earned from the sale may not be adequate to meet all of our proposed objectives. Furthermore, in the event that the investor cannot dispose of his shares of Adriatic common stock, and since we decided not to return the proceeds to any investor under any condition, the investor will be placed in the position of having to hold stock of potentially lesser value. Additionally, the investor would be placed in the position of necessarily having to rely on the decisions of our management regarding the allocation of the proceeds from this offering.

             Purchasers of common stock in this offering will incur
                     substantial dilution of their shares.

     Purchasers of the common stock in this offering will incur immediate substantial dilution in the net tangible book value of approximately $0.04 per share. The present stockholders of Adriatic have acquired their respective equity interests at a cost substantially below the offering price. Accordingly, the public investors will bear a disproportionate risk of loss per share. See "Dilution."

     Future sales of our common stock may negatively affect our stock price.

     The future sale of shares by our existing stockholders may adversely affect our stock price. After completion of this offering, our existing stockholders will own an aggregate of 7,090,000 shares of common stock. All the shares of common stock will be available for sale in the public market, subject in some cases to compliance with the holding period and volume and manner of sale limitations contained in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). See the information set forth under the caption "Shares Eligible for Future Sale" for a more detailed description of the restrictions on selling shares after this offering.

               Adriatic stock could continue to be a "Penny Stock"
                  which would make it more difficult to trade.

     The Securities and Exchange Commission (the "Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser's written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that Adriatic's common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

         The failure of Adriatic or third party vendors to be Year 2000 compliant could adversely impact our operations.

     We may realize exposure and risk if systems on which we are dependent to conduct our operations are not Year 2000 compliant. The Year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year ("Year 2000"). Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company does not expect to be affected by Year 2000 as it does not rely on date-sensitive software or affected hardware. The Company's current accounting and other systems were purchased "off-the-shelf". The Company intends to timely update its accounting and other systems which are determined to be affected by Year 2000 by purchasing Year 2000 compliant software and hardware available from retail vendors at reasonable cost.

     To date, the Company has not devised a contingency plan for a worst case scenario resulting from Year 2000. The Company does not intend to create a contingency plan at this time since Management has determined that such a contingency plan would not be cost beneficial to the Company where it only relies on software and systems for internal accounting purposes.

     Management has not yet contacted other companies on whose services the Company depends to determine whether such companies' systems are Year 2000 compliant. If the systems of the companies or other companies on whose services we depend, including the Company's customers, are not Year 2000 compliant, there could be a material adverse effect on the Company's financial condition or result of operations.

                                 USE OF PROCEEDS

     The net proceeds to Adriatic from the sale of the common stock offered in this offering is estimated to be $460,000, after deducting estimated offering expenses of $40,000 and assuming that no commissions are to be paid for any of the shares to be sold. These proceeds are intended to be utilized substantially as follows:

                                                              Approximate
Application of Proceeds                                          Amount
-----------------------                                       -----------

Equipment purchase                                              $150,000

Facility Set Up                                                 $ 50,000

Raw Materials                                                   $100,000

Marketing                                                       $ 50,000

Working Capital                                                 $110,000
                                                                --------

Total                                                           $460,000

     The amounts apportioned above are only estimates. As of the date of this prospectus, Management anticipates expending the above total of $460,000 within 12 months of its receipt by Adriatic. See "Risk Factors." The actual amount expended to finance any category of expenses may be increased or decreased by our Board of Directors, in its discretion, if required by the operating expense of Adriatic or if a reapportionment or redirection of funds, including acquisitions consistent with the business strategy of Adriatic, is deemed to be in the best interest of Adriatic. However, as of the date of this prospectus, we have no specific plans, arrangements, understandings or commitments with respect to any such acquisition. See "Risk Factors," "Business" and "Management's discussion and analysis of financial condition or Plan of Operation."

     In addition, pending the use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in short-term, interest-bearing securities, United States Government securities, money market investments and short-term, interest-bearing deposits in major banks.

                                    DILUTION

     The net negative tangible book value (total assets less total liabilities and intangible assets) of Adriatic's common stock as of September 30, 1999 was approximately $(846), or a nominal amount per share of common stock. Net tangible book value per share represents the amount by which the liabilities exceed the amount of total tangible assets, divided by 2,090,000 shares of common stock currently outstanding.

     Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the 5,000,000 shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after this offering. After giving effect to the sale by Adriatic of 5,000,000 shares of common stock offered hereby at an assumed offering price of $0.10 per share, the pro forma net tangible book value of Adriatic as of September 30, 1999 would have been approximately $459,154 or $0.06 per share. This represents an immediate increase in pro forma net tangible book value of $0.06 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $0.04 per share to purchasers of common stock in this offering.

Offering price per share of common stock offered hereby .............      $0.10
Net tangible book value per share before offering ...................      $0.00
Increase per share attributable to new investors ....................      $0.06
Pro forma net tangible book value per share after offering ..........      $0.06
Net tangible book value dilution per share to new investors .........      $0.04
                                                                           =====

     The following table summarizes the relative investments of investors pursuant to this offering and the current stockholders of Adriatic.

                                                                         Investors
                                                                         Pursuant
                                                       Current           to this
                                                       Stockholders      Offering     Total
                                                       ------------      --------     -----
Number of Shares of Common Stock Purchased             2,090,000         5,000,000    7,090,000
Percentage of Outstanding Common Stock After
Offering                                                    29.5%             70.5%         100%
Gross Consideration Paid, Less Offering Costs            $13,050          $460,000     $473,050
Percentage of Consideration Paid                             2.7%             97.3%         100%
Average Consideration Per Share of Common Stock           $0.006             $0.09        $0.07

                                 DIVIDEND POLICY

     Adriatic has never declared or paid any cash dividends. Adriatic currently does not intend to pay cash dividends in the foreseeable future on the shares of common stock. Management intends to reinvest any earnings in the development and expansion of Adriatic business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by the Board of Directors of Adriatic, based upon the Board's assessment of:

     o    the financial conditions of Adriatic;
     o    earnings;
     o    need for funds;
     o    capital requirements;
     o    prior claims of preferred stock to the extent issued and  outstanding;
          and
     o    other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                                 CAPITALIZATION

     The following table sets forth the actual cash and capitalization of Adriatic as of September 30, 1999 and the adjusted capitalization, which gives effect to the consummation of this offering as if it occurred on September 30, 1999. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                                            September 30, 1999
                                                                      ---------------------------
                                                                              (unaudited)
                                                                      Actual          As Adjusted
                                                                      ------          -----------
Cash and cash equivalents .......................................       114            460,114
Short-term debt .................................................      0.00               0.00
Long-term debt ..................................................      0.00               0.00
Stockholders' deficit:
         Common Stock, $.001 par value; 25,000,000 shares
              authorized, 2,090,000 shares (actual) and 7,090,000
              shares (as adjusted) ..............................     2,090              7,090
Additional paid-in Capital ......................................    10,960            465,960
Accumulated deficit .............................................   (13,896)           (13,896)
Total stockholders' equity (deficit) ............................      (846)           459,154
                  Total capitalization ..........................      (846)           459,154

                             SELECTED FINANCIAL DATA

     The following selected financial information concerning Adriatic has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes. The financial information as of December 31, 1998 has been derived from the audited financial statements of Adriatic prepared by Spicer, Jeffries & Co.

Balance Sheet Data:

                                        Nine Months Ended    Period from Inception
                                        September 30, 1999    (July  9, 1998) to
                                           (unaudited)         December 31, 1998
                                                                 (audited)

Total assets ...........................      $114                 46
Current liabilities ....................       960                960
Long-term debt .........................         0                  0
Total stockholders' equity (deficit) ...      (846)              (914)

Statement of Operations Data:

Revenue ................................         0                  0
Expenses:
  Cost of Operations ...................         0                  0
  Selling, general and administrative ..     1,932             11,964
  Other ................................         0                  0
         Total Operating Expenses ......     1,932             11,964
Income from Operations .................         0                  0
Interest Expenses ......................         0                  0
Interest and Other Income ..............         0                  0
Loss before income taxes ...............    (1,932)           (11,964)
Provision for income taxes .............         0                  0
Net loss ...............................    (1,932)           (11,964)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              OR PLAN OF OPERATION

     The information contained below includes statements of Adriatic management's beliefs, expectations, hopes, goals and plans that are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially form those anticipated in the forward-looking statements. For a description of such risks and uncertainties, see the information set forth under the caption "Forward-Looking Statements," which information is incorporated herein by reference.

     The following discussion and analysis should be read in conjunction with the information set forth under the caption "Selected Financial Data" and the financial statements and notes thereto included elsewhere in this prospectus.

Plan of Operation

     Since our inception on July 9, 1998, we have not been engaged in any significant operations nor have we had any revenues, as we are in the development stage. Our only recent activities through November 30, 1999 include organization of the Company and the raising of equity capital.

     Until an infusion of capital from this offering, we will not be able to commence operations. We currently have insufficient capital to commence operations and are dependent on the proceeds of this offering to begin such operations. We have suffered recurring losses from operations and have a working capital deficiency of $846 which raise substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements approximately for the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $500,000 to continue operations for the next 12 months based on our capital expenditure requirements. Capital will be raised pursuant to this filing.

     We have the authority to issue 25,000,000 shares of common stock, $0.001 par value. Prior to this filing, we have raised all funds through private placements. In July 1998, we issued 1,000,000 shares of common stock to one of our founders for $1,000 and 50,000 shares of common stock to another founder for $50. In September 1998, we issued 1,000,000 shares of common stock in connection with an additional private offering for $10,000. In February 1999, we issued 40,000 shares of common stock in connection with an additional private placement offering for $2,000.

     After this current offering, we will require additional funds to maintain and expand our operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus.

     There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. At the current time, we have not begun manufacturing any junction boxes, but expect to do so when the additional funds have been made available. We do not have any debt and our financial statements report a loss of $11,964 for the fiscal period ended December 31, 1998. For this period, we paid $4,950 in office expenses and $1,050 in management fees to the original founding shareholders. For the period ended September 30, 1999, we paid $288 in office expenses. After we raise additional funds through this current offering, we anticipate an increase in the number of employees to five.

     Management believes that the J.A. Junction Box has a competitive advantage over the traditional steel and concrete junction boxes. The J.A. Junction Box is manufactured with high impact polyurethane. Polyurethane is an oil-bases product which is readily available in the market place. Its price and supply are stable now, and is expected, in management's opinion, to remain so in the foreseeable future, although there can be no assurance. The design of the Junction box is cylindrical so that the lid, which provides access to the wiring connections, cannot fall into the box while installation or repairs are being made. Polyurethane construction allows for a much lighter product in comparison with steel or concrete, allowing for easier production, installation and transportation of the junction boxes. Further, the polyurethane J.A. Junction Box is earthquake proof, impact resistant, and does not corrode or deteriorate. The equipment needed to manufacture J.A. Junction Boxes include RIM cell machinery, presses and moulds. The RIM cell machinery is used to compress certain materials into polyurethane. The polyurethane is then poured into moulds where it solidifies into the shape of the junction box.

     Upon receipt of the funds from this offering, we plan to use $150,000 to purchase the mentioned plant equipment. It is evident that the production process will use an above normal amount of electricity and will require facility upgrades and improvements to electrical sources. We anticipate spending a further $50,000 on such facility upgrades. There is a patent on the junction box and we do not anticipate any further need for Research and Development at this time.

     It is our goal to penetrate the junction box market in the first year of operation with an estimated goal to capture 10% of the Pacific Northwest market in underground junction boxes. Also, we plan to expand into the Eastern Canadian and United States market, which management believes, and according to International Municipal Signal Association publications, is a $350 million per annum market.

     Our functional currency is the United States Dollar and our consolidated financial statements are reported in United States Dollars unless otherwise stated.

Year 2000 Compliance

     The Year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year ("Year 2000"). Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company does not expect to be affected by Year 2000 as it does not rely on date-sensitive software or affected hardware. The Company's current accounting and other systems were purchased "off-the-shelf". The Company intends to timely update its accounting and other systems which are determined to be affected by Year 2000 by purchasing Year 2000 compliant software and hardware available from retail vendors at reasonable cost.

     To date, the Company has not devised a contingency plan for a worst case scenario resulting from Year 2000. The Company does not intend to create a contingency plan at this time since Management has determined that such a contingency plan would not be cost beneficial to the Company where it only relies on software and systems for internal accounting purposes.

     Management has not yet contacted other companies on whose services the Company depends to determine whether such companies' systems are Year 2000 compliant. If the systems of the companies or other companies on whose services we depend, including the Company's customers, are not Year 2000 compliant, there could be a material adverse effect on the Company's financial condition or result of operations.

                                    BUSINESS

General

     Adriatic was incorporated in the State of Nevada on July 9, 1998. Our business is to become a provider of quality electrical products to users in both the public and private sectors. Pursuant to the Licensing Agreement dated August 15, 1998, we acquired the rights from J.A. Canada to manufacture and distribute J.A. Canada's patented J.A. Junction Box. This patent expires in 2021. Underground electrical junction boxes are used for housing underground wiring connections for electrical companies at street intersections, in sidewalks, on highways and anywhere else electrical connections are required. The J.A. Junction Box has the United States patent number 5,142,102, filed on August 25, 1992. Under the terms of the Licensing Agreement, we agreed to pay to J.A. Canada $5.00 per J.A. Junction Box sold with a minimum fee of $2,000 in 1998 and a minimum fee of $10,000 per annum for the life of the license. The fee of $2,000 for 1998 has been paid. The Licensing Agreement, assuming Adriatic maintains it in good standing, expires when the patent expires. Sales for the J.A. Junction Box by J.A. Canada were approximately $CD 500,000 (approximately $US 350,000) in 1993 and $CD 500,000 (approximately $US 350,000) in 1994. We have not yet undertaken the sale of any J.A. Junction Boxes or any other product.

     Historically, junction boxes have been constructed out of steel and concrete weighing between 100 and 200 pounds. Manufacturers of concrete junction boxes are typically located in concrete manufacturing regions that are often located long distances from the area of final installation. Thus, transportation costs of these concrete boxes are often prohibitively expensive, causing most concrete companies to produce only enough concrete junction boxes to service their local markets.

     Unlike conventional junction boxes, the J.A. Junction Box is manufactured with a lightweight and high-impact polyurethane. As a result, the J.A. Junction Box is light and durable. Because the J.A. Junction Box only weighs approximately 15 pounds, it can be easily installed by one person. Management believes that our products will be able to successfully compete with standard concrete junction boxes which are heavier and cannot be installed without the use of heavy machinery. In addition, unlike conventional junction boxes, the design of the Junction box is cylindrical so that the lid, which provides access to the wiring connections, cannot fall into the box while installation or repairs are being made.

     While different in design and material, the J.A. Junction Box retains all the advantages of concrete junction boxes. It is resistant to high impacts, including those generated by earthquakes. Similarly, the J.A. Junction Box does not corrode or deteriorate when put into contact with gasoline, diesel fuel and other corrosive elements.

     We have not incurred any expenses for research and development of our product in the past two years.

Plans for Expansion

     It is our goal to capture 10% of the Pacific Northwest market in underground junction boxes over the next two years, although no assurances can be made. In addition, we plan to expand into the Eastern Canadian and United States market, which is estimated by Management, based on reports in International Municipal Signal Association publications, to be a $350 million per annum market.

     There would be some risk of currency fluctuation, when selling the product in Canada for Canadian Dollars and paying United States suppliers in United States Dollars. Our target customers in Canada would be municipalities, provincial highways, Transport Canada (airports), armed forces, and real estate developers. In the United States, our target customers would be the Federal Transport (military), states, counties and cities.

     With the proceeds of this offering, we plan to lease a manufacturing facility in Bellingham, Washington. Once a property is secured, management estimates that it will cost approximately $50,000 to make the plant operational. The cost would be funded from the proposed financing contemplated by this filing. Our Management estimates that if the plant achieves certain production and distribution goals, it will be able to supply the Pacific Northwest and western Canada with J.A. Junction Boxes. We anticipate that similar plants will be established in the eastern United States and Canada after the existing markets in the Pacific Northwest and Western Canada are penetrated.

Possible Joint Venture Opportunities

     We are aware of the existence of certain companies who are in the business of developing and conducting joint venture enterprises with other corporate entities. Although we will conduct our business as planned and scheduled, we may explore the prospect of engaging in a joint venture if such a venture would increase stockholder value. See "Risk Factors."

Marketing and Distribution

     We plan to market our product using manufacturers' representatives. Typically, these representatives work strictly on a commission basis whereby we would negotiate a percentage payable as commission to the representatives for all sales they generate. It is anticipated that for every customer the representative brings to Adriatic, the representative would be entitled to a 10% commission on all future sales to the customer. Additionally, we plan to attend trade shows in target market areas to market our products. Either our management or the manufacturers' representatives in that area would attend the shows. We plan to print brochures on our product and mail them to major electrical companies and wholesale distributors.

     The product will be distributed directly by Adriatic. We plan to have inventory on hand. This way, when orders are received from the manufacturers' representatives or directly from customers, the orders will be packaged for shipping and sent via trucking companies. We will sell our product Free On Board ("FOB") with the customer being charged for the freight costs.

Competition

     There are a number of companies that compete directly and indirectly with our product, including both domestic and international companies. Many of these companies have financial, technical, marketing, sales, manufacturing, distribution, and other resources, which are significantly greater than those of Adriatic. In addition, some of these companies have name recognition, established positions in the market, and long-standing relationships with customers who purchase electrical junction boxes. Some of our competitors include Brooks Box, Inc., Westcoast Engineering, Ltd., Fogtite Inc. and Quazite Corp. Such competitors may be developing junction boxes of which we are unaware, which may be similar to our junction boxes. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop junction boxes that render our junction boxes less marketable.

Intellectual Property Rights

     We do not own the intellectual property rights to the J.A. Junction Box. However, under the Licensing Agreement, we acquired the right from J.A. Canada to manufacture and distribute its patented underground electrical J.A. Junction Box. Under the terms of the Licensing Agreement, we are to pay J.A. Canada $5.00 for each J.A. Junction Box sold by us with a minimum fee of $2,000 in 1998 and a minimum fee of $10,000 per annum for the life of the license. Sales for the products by J.A. Canada were approximately $CD 500,000 (approximately $US 350,000) in 1993 and $CD 500,000 (approximately $US 350,000) in 1994.

Employees

     We currently have one employee. There is no specified time period for employment. However, with the anticipated manufacturing of the J.A. Junction Box, we plan to hire five individuals to fill positions in operations; one individual to perform clerical functions and two to serve in executive, financial and/or administrative positions. Our sole employee is not represented by a labor union. We will pay our current employee and any future employee/s a salary on a bi-monthly basis. Furthermore, Management plans to implement an employee incentive program in fiscal year 2000. See "Management - Board of Directors and Executive Officers."

Seasonality

     Our management does not believe that the change in season will have a material affect on our financial condition or our operations with respect to the manufacture and sale of the J.A. Junction Box.

Legal Matters

     We are not currently involved in any material litigation or proceeding and we are not aware of any material litigation or proceeding threatened against us. There have been no suits involving Adriatic, its officer or director. However, J.A. Canada is currently the defendant in a lawsuit involving the J.A. Junction Box, Canadian patent #2,030,251. The Plaintiff, Westcoast Engineering Ltd. and Nonad Plastic Ltd., both British Columbia companies, allege, among other things, that the Canadian patent issued on the J.A. Junction Box is invalid. J.A. Canada believes that the suit lacks merit. Although J.A. Canada does not have the necessary funds to adequately defend itself, it has entered a statement of defense. A judgment in favor of the plaintiffs would render the patent on the J.A. Junction Box invalid. As a result, we would not be able to prevent other competitors from utilizing this technology. If the patent is declared invalid, we have the option to cancel the Licensing Agreement with J.A. Canada. However, in this event, even if we do cancel the Licensing Agreement, we would still be entitled to manufacture the product without paying any fees to J.A. Canada since J.A Canada would no longer hold an absolute interest in the J.A. Junction Box. We believe that the lawsuit will be resolved within the next 24 months, although no assurance can be given. See "Risk Factors."

Facilities

     Adriatic currently operates out of office space located at 114 W. Magnolia Street, Suite 446, Bellingham Washington 98225. The President of Adriatic provides this space free of charge. The office space aggregates approximately 1,000 square feet. We have not leased any manufacturing space at this time. Upon completion of the proposed financing, we will move our operations to a manufacturing facility once such a facility has been located and leased. The President of Adriatic carries $2,000,000 in liability insurance on the current office space.

     Management has been actively searching for a site to build a manufacturing facility in Bellingham, Washington, the present location of Adriatic's corporate headquarters. It is expected that the facility will aggregate approximately 5,000 square feet of warehouse and manufacturing space and 1,200 square feet of office space. Approximately 10,000 square feet of open yard space adjacent to the facility should be utilized for outside storage of the junction boxes. At this time, we have not determined the location or specifications of the manufacturing facility.

     To date, we have no investment or interest in any real estate, nor do any of our principal officers.

                                   MANAGEMENT

Directors and Executive Officers

     Robert Knight, age 42, is the Director, President, Secretary and Treasurer of Adriatic.

     Robert Knight has served as the Company's President, Secretary, Treasurer and Director since July 9, 1998. Since September 1, 1998, Mr. Knight served as President and Director of Coretech Industries, Inc., a development stage company, formed to consolidate the yacht brokerage industry; Centaur BioResearch Inc., which specializes in licensing its genetic research services and databases to pharmaceutical and biotechnology companies by the Internet; and Torik Corporation, a technology consulting firm specializing in Y2K impact analysis. Since November 1997, Mr. Knight served as President and Director of Peregrine Mineral Resources Group, Inc., a mineral exploration company. From June 24, 1997 to February 1, 1999, Mr. Knight served as President and Director of ANM Holdings Corporation, a development stage company formed to provide quality clinical research facilities. From March 24, 1997 to July 1, 1998, Mr. Knight served as President and Director of AFD Capital Group, Inc., a development stage company formed to develop quality electrical products. From November 12, 1996 to February 1, 1999, Mr. Knight served as President and director of Biologistics, Inc., a development stage company formed to engage in the business of clinical consulting, contract packaging and labelling services for clinical studies. From November 1995 to September 1996, Mr. Knight served as President and Director of BioQuest, Inc., a development stage company formed to develop therapeutics and vaccines for the effective treatment of the Human Immunodeficiency Virus (HIV), formerly Victoria Enterprises, Inc. (after the merger between Victoria Enterprises, Inc. and BioQuest, Inc. became effective, Mr. Knight resigned as President, Secretary and Treasurer but remained a director until May 1998). From December 1992 to June 1995, Mr. Knight served as President and Director of J.A. Industries (Canada) Inc., a private British Columbia corporation formed to become a provider of quality electrical products to the commercial and industrial electrical industry. From June 1994 to August 1996, Mr. Knight served as a Director of Everest Security Systems Corporation, a development stage company formed to become a home alarm service and installation company. From 1991 to September 1996, Mr. Knight served as an independent financial consultant involved in the administration of public companies. Mr. Knight has 15 years of experience in corporate management and finance.

Board of Directors and Executive Officers

     To date, Mr. Knight is the only executive officer and director of Adriatic. Directors of Adriatic serve until the annual meetings of stockholders and until their respective successors are duly elected and qualified. The executive officers of the Company are elected annually by the Board of Directors and serve terms of one year or until their death, resignation or removal by the Board of Directors. See "Business - Employees."

Board Committees

     In August 1998, the Board of Directors established an Audit Committee. To date, Mr. Knight serves as the only member of the Audit Committee. The function of the Audit Committee is to select and engage, on behalf of the Company, independent public accountants to audit Adriatic's annual financial statements and to review and approve the planned scope of the annual audit.

Board of Advisors

     To date, a formal Board of Advisors has not been selected; however, certain persons have been solicited to serve on such board. Advisory board members will provide the Company with general consulting services on matters that may or may not be outside the scope of their specific industry expertise. Members will serve at will and may resign at any time. At the time of selection of specific individuals to serve as members on such board, the members will not be required to investigate Adriatic or to verify its business plan, nor will they be requested to do so. A member's agreement to serve on the Board of Advisors will not constitute a recommendation or endorsement of them by Adriatic. Adriatic plans to issue stock options to members of the Board of Advisors as compensation.

Compensation of Directors

     To date, Mr. Knight has not collected any compensation for his services as Director of Adriatic.

Executive Compensation

     The following summary sets forth the cash and other compensation paid or accrued by Adriatic from July 9, 1998, the date of the Company's inception, until November 30, 1999 with respect to services performed by Robert Knight for services as Chief Executive Officer and President. To date, Mr. Knight has not received compensation in salary and bonus in excess of $100,000.

                                                                            Long-term Compensation
                                                                            ----------------------
                                      Annual Compensation                   Awards                       Payouts
                                      -------------------                   ------                       -------
Name and                                                     Other Annual   Restricted  Securities       LTIP         All Other
Principal                            Salary         Bonus    Compensation   Stock       Underlying       Payouts      Compensation
Position                 Year         ($)            ($)     ($)            Awards ($)  Options (#)      ($)          ($)
--------                 ----        ------         -----    ------------   ----------  -----------      -------      ------------

Robert Knight            1998        1,050            0       0                 0            0            0            0
President/CEO            1999            0            0       0                 0            0            0            0

Employment and Consulting Agreements

     To date, Adriatic has not entered into any employment or consulting agreements with its employee or with any other entity.

Stock Option Plan

     Although we have not implemented a Stock Option Plan, we intend to implement such a plan in 2000. As of present date, we have decided to make the plan eligible to our officers.

Limitation of Liability and Indemnification

     Adriatic's Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. We are unaware of any pending or threatened litigation against Adriatic or its directors that would result in any liability for which such director would seek indemnification or similar protection.

     Such indemnification provisions are intended to increase the protection provided to directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. With directors liability insurance only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors, although we may attempt to acquire such insurance in the future. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which intend to become public companies. We also believe that the increased risk of personal liability without adequate insurance or other indemnity protection for our directors could result in overcautious and less effective direction and management of Adriatic. Although no directors have resigned or have threatened to resign as a result of our failure to provide insurance or other indemnity protection from liability, it is uncertain whether Adriatic's directors would continue to serve in such capacities if improved protection from liability were not provided.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to Adriatic and its stockholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty to Adriatic or its stockholders, or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of Adriatic.

     The provisions regarding indemnification provide that we will indemnify our directors against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of Adriatic, including actions brought by or on behalf of Adriatic (stockholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, we do not currently provide such insurance to our directors, and there is no guarantee that we will provide such insurance to our directors in the near future, although Adriatic may attempt to obtain such insurance.

     The above mentioned limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

     To date, we have not entered into any indemnification agreements with our officer and director. Indemnification agreements may require a company, among other things, to indemnify its officers and directors against certain liabilities (other than liabilities arising from willful misconduct of a culpable nature) that may arise by reason of their status or service as directors or officers. Such agreements may require a company to advance the expenses of its directors or officers incurred as a result of any proceeding against them as to which they could be indemnified. In addition, such agreements may require a company to obtain directors' and officers' insurance if available on reasonable terms. We reserve the right to enter into indemnification agreements in the future with our directors and officers. See "Risk Factors."

                              CERTAIN TRANSACTIONS

     During the past two years, we have not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of the Company's capital stock.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of the shares of voting stock of Adriatic, as of November 30, 1999 by: (i) each person who is known by Adriatic to beneficially own more than 5% of common stock; (ii) Adriatic's Chief Executive Officer, (iii) each director, and (iv) all directors and executive officers of Adriatic as a group.

                                            Shares Beneficially                  Shares to be Beneficially
Name and                                    Owned Prior to Offering              Owned After Offering
Address of                                  --------------------------           ---------------------
Beneficial Owner(s)                         Number             Percent(1)        Number            Percent(2)
-------------------                         ------             -------           ------            -------
5% Stockholder:

G.M.  Capital Partners, Ltd.(3)             1,000,000           47.8%           1,000,000           14.1%
Finneran Investments, Ltd.(4)                 175,000            8.4%             175,000            2.5%
Noble Holdings Corporation(5)                 175,000            8.4%             175,000            2.5%
Tiger-Eye Investments (Cayman) Ltd.(6)        175,000            8.4%             175,000            2.5%
Huda Limited(7)                               175,000            8.4%             175,000            2.5%
Tamarin Investment Group, Inc.(8)             175,000            8.4%             175,000            2.5%
Kallur Enterprises Limited(9)                 125,000            6.0%             125,000            1.8%

Executive Officers and Directors:

Robert Knight(10)                              50,000            2.4%              50,000            <1%
Director/President/Secretary

All executive officers and
directors as a group                           50,000            2.4%              50,000            <1%

----------

(1) These percentage calculations are based on 2,090,000 shares, which are outstanding prior to this offering (including shares that have been paid for in full, but not issued) as of November 30, 1999.

(2) These percentage calculations are based on 7,090,000 shares outstanding after this offering as of November 30, 1999.

(3) The address for G.M. Capital Partners, Ltd. is Suite 1A, Hirzel Street, St. Peter Port, Guernsey, GY1 2NN Channel Islands.

(4) The address for Finneran Investments Ltd. is Columbus Centre Building, First Floor, Road Town, Tortola, BVI.

(5) The address for Noble Holdings Corporation is P.O. Box 268, Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands BWI.

(6) The address for Tiger-Eye Investments (Cayman) Ltd. is P.O. Box 884, Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, BWI.

(7) The address for Huda Limited is Herald House, 22 Hill Street, St. Helier, Jersey JE4 9XB Channel Islands.

(8) The address for Tamarin Investments Group, Inc. is 22 Hill Street, St. Helier, Jersey, JE4 9XB Channel Islands.

(9) The address for Kallur Enterprises Limited is Austrasse 39, FL-9490 Vaduz, Principality of Liechtenstein.

(10) The shares issued to Mr. Knight are registered in the name of Knight Financial Ltd., a private Delaware corporation controlled by Mr. Knight. The address for Mr. Robert Knight is 114 W. Magnolia Street, Suite 446, Bellingham, WA 98225.

                           DESCRIPTION OF SECURITIES.

Common Stock

     General. Adriatic's authorized capital stock consists of 25,000,000 shares of common stock, $.001 par value per share. As of November 30, 1999, there were 2,090,000 shares issued and outstanding held by 46 holders of record. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. Furthermore, all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable. At the completion of this offering, the present stockholders of Adriatic as of November 30, 1999 will own beneficially 29.4% of shares outstanding if all of the shares offered in this respect are sold.

     Voting Rights. Each share of common stock entitles the holder thereof to one non-cumulative vote, either in person or by proxy, at meetings of stockholders. Since holders of common stock do not have cumulative voting rights, holders of more than fifty percent (50%) of the issued and outstanding shares of common stock can elect all of the directors of Adriatic.

     Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when and as declared by Adriatic's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. Adriatic has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of Adriatic's business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future. See "Dividend Policy."

     Miscellaneous Rights and Provisions. Stockholders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of liquidation or dissolution of Adriatic, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of the Company after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred stockholders should exist at the time of such liquidation or dissolution.

     Private Placement. In September 1998, Adriatic offered 1,000,000 shares of common stock, $0.001 par value, at $0.05 per share. This offering expired without the sale of any shares. In February of 1999, the Company sold a total of 40,000 shares of common stock, $0.001 par value, at $0.05 per share pursuant to Rule 504 of Regulation D of the Securities Act, to 40 investors for a total consideration of $2,000 net of commission and offering costs.

     In September 1998, Adriatic sold 1,000,000 shares of common stock, $0.001 par value, at $0.01 per share pursuant to Rule 504 of Regulation D of the Securities Act, to 6 investors for a total consideration of $10,000 net of commission and offering costs.

     In July 1998, Adriatic sold 1,000,000 restricted shares of common stock, $0.001 par value, at $0.001 per share to one investor pursuant to Rule 144 of the Securities Act, for a total consideration of $1,000 net of commission and offering costs.

     In July 1998, Adriatic sold 50,000 restricted shares of common stock, $0.001 par value, at $0.001 per share to one investor pursuant to Rule 144 of the Securities Act, for a total consideration of $50 net of commission and offering costs.

Transfer Agent and Registrar

     The transfer agent and registrar for Adriatic's common stock is Liberty Transfer Co., 191 New York Avenue, Huntington, NY 11743-2711.

Plan of Distribution

     This offering is a "best efforts" offering, and will not be underwritten nor will any underwriter be engaged for the marketing, distribution or sale of any shares registered in this prospectus.

     To the extent required at the time a particular offer of the shares is made, a supplement to this prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, or dealers, the purchase price paid by any underwriter for the shares purchased, and any discounts, commissions or concessions allotted or re-allotted to dealers including the proposed selling price to the public.

     To comply with the securities laws of certain jurisdictions, as applicable, the common stock may be offered and sold only through registered or licensed brokers or dealers. In addition, the common stock may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise.

                          MARKET FOR COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS

     To date, there is no public market for Adriatic's common stock and no assurance can be given that a market for the shares will develop, or if a market does develop, that it will be sustained following the completion of this offering. Therefore, investors of the Company may be unable to liquidate their investment for any reason. See "Risk Factors." If such a market did develop, sales of substantial amounts of the common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the common stock from time to time in the public market and could impair our ability to raise additional capital through the sale of equity securities in the future.

                         SHARES ELIGIBLE FOR FUTURE SALE

     To date, Adriatic has 2,090,000 shares of common stock outstanding. Upon completion of this offering, Adriatic will have an additional 5,000,000 shares of common stock outstanding for a total of 7,090,000 shares of common stock outstanding. The 5,000,000 shares of common stock offered hereunder will be freely tradable without restriction or the need for further registration under the Securities Act, unless such shares are held by "affiliates" of Adriatic, as that term is defined in Rule 144 of the Securities Act. Of the 2,090,000 shares of common stock currently outstanding, 1,040,000 shares are freely tradable without restriction or the need for further registration under the Securities Act. The remaining 1,050,000 shares are held by affiliates of Adriatic and are "restricted securities," as that term is defined under Rule 144, promulgated under the Securities Act and will continue to be restricted after this offering. The restricted securities will become freely tradable if they are subsequently registered under the Securities Act or to the extent permitted by Rule 144 or some other exemption from registration under the Securities Act. However, other than the shares being registered hereunder, we have not granted any registration rights with regard to any additional shares of common stock. Furthermore, none of the restricted shares are currently eligible for resale under Rule 144 without regard to volume limitations. Nonetheless, all 1,050,000 restricted shares will become eligible for sale pursuant to Rule 144 (subject to volume limitations) upon the expiration of the two-year holding period beginning July 10, 1998, for such restricted shares held by Adriatic's affiliates.

     No prediction can be made as to the effect, if any, that sales of shares in the public market of Adriatic's common stock, or even the availability of such shares for sale, may have on the market prices of the common stock prevailing at any point in time in the future. Sales of shares of common stock by existing stockholders in the public market, or the availability of such shares for sale, could adversely affect the market price of the common stock. Such an adverse effect on the common stock could impair the Company's ability to raise capital through the sale of its equity securities. See "Risk Factors."

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for Adriatic by the law firm of Beckman, Millman & Sanders, LLP, 116 John Street, Suite 1313, New York, New York 10038.

                                     EXPERTS

     Spicer, Jeffries & Co., independent certified public accountants, have audited our financial statements from July 9, 1998 (inception) to December 31, 1998, as set forth in their report, included in this prospectus and registration statement. Our financial statements are included in this prospectus and registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     Prior to filing this prospectus, we have not been required to deliver annual reports. However, once we become a reporting company, we shall deliver annual reports to securities holders as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also, we shall deliver annual reports to securities holders as required by the rules or regulations of any exchange upon which our shares may be traded. If we are not required to deliver annual reports, it is not likely that we will go to the expense of producing and delivering such reports. If we are required to deliver annual reports, such reports will contain audited financial statements as required.

     Prior to the filing of this prospectus, we have not filed reports with the Commission. Once we become a reporting company, management anticipates that Forms 3, 4, 5, 10-KSB, 10-QSB, 8-K and Schedules 13D along with appropriate proxy materials will have to be filed as they come due. If we issue additional shares, then we may file additional registration statements for those shares.

     The public may read and copy any materials Adriatic files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The
Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address of the Commission's Web site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


Audited Financial Statements for period from Inception (July 9, 1998) through December 31, 1998


Independent Auditor's Report........................................................F-1
   Balance Sheet....................................................................F-2
   Statement of Operations..........................................................F-3
   Statement of Cash Flows..........................................................F-4
   Statement of Changes in Shareholders' Deficit....................................F-5
   Notes to Financial Statements....................................................F-6 to F-7

Unaudited Financial Statements for the nine month period ended September 30, 1999

   Internal Preparer's Letter.......................................................F-8
   Balance Sheet ...................................................................F-9
   Statement of Operations for the nine month period ended September 30, 1999 and the period from inception (July 9, 1998) through September 30, 1999......F-10
   Statements of Cash Flows for the nine month period ended September 30, 1999 and the period from inception (July 9, 1998) through September 30, 1999......F-11
   Statements of Shareholder's Equity for the nine month period ended
       September 30, 1999 and the period from inception (July 9, 1998)
       through September 30, 1999...................................................F-12
   Notes to Financial Statements....................................................F-13 to F-14

                                                          SPICER, JEFFRIES & CO.

                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                           4155 E. JEWELL AVENUE
                                                                       SUITE 307
                                                          DENVER, COLORADO 80222
                                                       TELEPHONE: (303) 753-1959
                                                             FAX: (303) 753-0338

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
Adriatic Holdings Limited
(A Company in the Development Stage)

We have audited the accompanying balance sheet of Adriatic Holdings Limited (a Company in the Development Stage) as of December 31, 1998, and the related statements of operations, changes in shareholders' deficit, and cash flows for the period from inception (July 9, 1998) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whehter the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Adriatic Holdings Limited (a Company in the Development Stage) as of December 31, 1998, and the results of its operations and its cash flows for the period from inception (July 9, 1998) through December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going convern. As discussed in Note 5 to the financial statements, the Company has suffered losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                 /s/ Spicer, Jeffries & Co.
                                                 -------------------------------
                                                 Spicer, Jeffries & Co.

Denver, Colorado
May 5, 1999

                            ADRIATIC HOLDINGS LIMITED
                      (A Company in the Development Stage)

                                  BALANCE SHEET
                                DECEMBER 31, 1998

                                     ASSETS

CURRENT ASSET -Cash                                                       $  46
                                                                        =======
                       LIABILITIES & SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES                                                       $ 960
                                                                        -------
COMMITMENTS AND CONTINGENCIES (Notes 4 and 5)

SHAREHOLDERS' DEFICIT (Note 2):
   Common stock, $.001 par value, 25,000,000 shares authorized;
     2,050,000 shares issued and outstanding                              2,050
   Additional paid in capital                                             9,000
   Deficit accumulated during the development stage                     (11,964)
                                                                        -------

          Total Shareholders' Deficit                                      (914)
                                                                        -------
                                                                          $  46
                                                                        =======

The accompanying notes are an integral part of this statement.

                            ADRIATIC HOLDINGS LIMITED
                      (A Company in the Development Stage)

                             STATEMENT OF OPERATIONS
                      PERIOD FROM INCEPTION (JULY 9, 1998)
                            THROUGH DECEMBER 31, 1998

REVENUE                                                               $     --

EXPENSES : (Note 3)
   General and Administrative                                            11,964
                                                                      ---------
NET LOSS                                                              $ (11,964)
                                                                      =========
BASIC AND FULLY DILUTED LOSS PER COMMON SHARE                         $    (.01)
                                                                      =========
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING                                                           1,623,429
                                                                      =========

The accompanying notes are an integral part of this statement.

                            ADRIATIC HOLDINGS LIMITED
                      (A Company in the Development Stage)

                  STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
                      PERIOD FROM INCEPTION (JULY 9, 1998)
                            THROUGH DECEMBER 31, 1998

                                                                    Deficit
                                                                   Accumulated
                                                       Additional  during the        Total
                                    Common Stock       Paid - in   Development   Shareholders'
                                 Shares      Amount     Capital       Stage         Deficit
INCEPTION, July 9, 1998             --     $    --     $    --     $    --        $    --

Issuance of common stock,
  July 22, 1998                   50,000          50        --          --               50
Issuance of common stock,
  July 22, 1998                1,000,000       1,000        --          --            1,000
Issuance of common stock,
  September 8, 1998            1,000,000       1,000       9,000        --           10,000
Net loss                            --          --          --       (11,964)       (11,964)
                               ---------   ---------   ---------   ---------      ---------
BALANCES,
  December 31, 1998            2,050,000   $   2,050   $   9,000   $ (11,964)     $    (914)
                               =========   =========   =========   =========      =========

The accompanying notes are an integral part of this statement.

                            ADRIATIC HOLDINGS LIMITED
                      (A Company in the Development Stage)

                             STATEMENT OF CASH FLOWS
                      PERIOD FROM INCEPTION (JULY 9, 1998)
                            THROUGH DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                            $(11,964)
                                                                      --------
  Adjustment to reconcile net loss to net cash used in
    operating activities:
      Increase in current liabilities                                      960
                                                                      --------
          Net cash used in operating activities                        (11,004)
                                                                      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                              11,050
                                                                      --------
NET INCREASE IN CASH                                                        46

CASH, at beginning of period                                              --
                                                                      --------
CASH, at end of period                                                $     46
                                                                      ========

The accompanying notes are an integral part of this statement.

                           ADRIATIC HOLDINGS LIMITED
                      (A Company in the Development Stage)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business

Adriatic Holdings Limited (the "Company") was incorporated in the state of Nevada on July 9, 1998 and is in the development stage. Activities through December 31, 1998 include organization of the Company and the raising of equity capital. The Company plans to become a provider of quality electrical products to the commercial and industrial electrical industry.

Cash flows

For purposes of reporting cash flows, cash includes those investments which are short-term in nature (three months or less to original maturity), are readily convertible to cash, and represent insignificant risk of changes in value.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The carrying amount of cash and accounts payable approximates fair value.

Net loss per share of common stock

Net loss per share of common stock is based on the weighted average number of shares of common stock outstanding during the period.

NOTE 2 - SHAREHOLDERS' EQUITY

The Company has the authority to issue 25,000,000 shares of common stock $0.001 par value. The Company issued 1,000,000 shares of common stock to one of its founders for $1,000 and 50,000 shares of common stock to another of its founders for services rendered valued at $50 in July, 1998. The Company issued 1,000,000 shares of common stock in connection with a private offering for $10,000 in September, 1998.

                            ADRIATIC HOLDINGS LIMITED
                      (A Company in the Development Stage)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - RELATED PARTY TRANSACTIONS

For the period ended December 31, 1998, the Company paid $4,950 in office expenses and $1,050 in management fees to its original founding shareholders.

NOTE 4 - LICENSING AGREEMENT

On August 15, 1998, the Company acquired the right to manufacture and distribute an underground electrical junction box. The box patent is owned by J.A. Industries (Canada) Inc. ("J.A. Canada"). Pursuant to the license agreement the Company must pay $5.00 per junction box sold or a minimum fee of $10,000 per year for the life of the license. The Company has not yet begun the manufacturing or selling of the junction boxes.

NOTE 5 - CONTINGENCIES

As discussed in Note 4, the Company has the right to manufacture and distribute an underground electrical junction box patented by J.A. Canada. J.A. Canada is currently the defendant in a lawsuit with regards to its product. The statement of claims, among other things, alleges that the Canadian patent issued on the electrical box is invalid. If the plaintiffs are successful in this action, the patent would be declared invalid and would not provide the Company with protection from competition. If the patent is declared invalid, the Company has the option to cancel the licensing agreement without affecting the manufacturing of the product.

The Company has suffered recurring losses from operations and has a working capital deficiency of $914 that raise substantial doubt about its ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the Company attaining and maintaining profitable operations and raising additional capital. Management's plans in this regard is to raise additional capital through an equity offering. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.

                           Adriatic Holdings Limited

                           INTERNAL PREPARER'S LETTER


The Board of Directors
Adriatic Holdings Limited

The attached balance sheet of Adriatic Holdings Limited (the "Company") as of September 30, 1999 and 1998 and the related statements of operations, shareholders' equity and cash flows for the periods then ended were prepared internally, in accordance with generally accepted accounting principles, from the Company's accounting records by Company personnel and have not been audited. The most recent audit was conducted as of December 31, 1998.

I am aware of no material errors of misrepresentations in the statements as to the financial position of Adriatic Holdings Limited.

December 21, 1999                         /s/ Robert W. Knight
                                          --------------------------------------
                                          Robert W. Knight
                                          Chief Financial Officer

ADRIATIC  HOLDINGS   LIMITED
   (A  Development   Stage  Company)
   Balance Sheet (unaudited)
   As at September 30, 1999

                                               Notes     September 30, 1999
                                             ----------     ---------------
ASSETS

      Current Assets - Cash                                     $    114
                                                                --------

TOTAL ASSETS                                                    $    114
                                                                --------

LIABILITIES

      Current Liabilities                                       $    960

TOTAL LIABILITIES                                               $    960
                                                                ========

SHAREHOLDER'S EQUITY                            1,2

      Common Stock, $0.001 Par Value
      Authorized 25,000,000 Shares
      Issued and Outstanding
      September 30, 1999 - 2,090,000                            $  2,090

      Additional Paid in Capital                                  10,960

      Retained Earnings                                          (11,964)
      Current Earnings                                            (1,932)

TOTAL SHAREHOLDERS' EQUITY                                      $   (846)
                                                                --------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                            $    114
                                                                ========


    The Accompanying Notes Are An Integral Part of These Financial Statements

Adriatic Holdings Ltd.
   (A Development Stage Company)
   Statement of Operations (unaudited)
   For the 9 Month Period Ended September 30, 1999
   and the Period from Inception (July 9, 1998)
   through September 30, 1999

                                                                  For the 9 Month Period        For the Period from
                                                                        Ended                 Inception (July 9, 1998)
                                                          Notes    September 30, 1999        through September 30, 1999
                                                          -----    ---------------------     --------------------------
Revenue                                                               $        --                   $        --
                                                                      -----------                   -----------

General & Administrative Expenses                                           1,932                        13,896
                                                                      -----------                   -----------


Total Expenses                                                              1,932                        13,896
                                                                      -----------                   -----------

Net (Loss)                                                            $    (1,932)                  $   (13,896)
                                                                      -----------                   -----------

Net (Loss) per Common Share                                   1       $        (0)                  $      (.01)
                                                                      -----------                   -----------

Weighted Average Number of Common Shares Outstanding          2         2,085,458                     1,922,339
                                                                      -----------                   -----------

    The Accompanying Notes Are An Integral Part of These Financial Statements

ADRIATIC HOLDINGS LIMITED
   (A Development Stage Company)
   Statement of Cash Flow (unaudited)
   For the 9 Month Period Ended September 30, 1999
   and the Period from Inception (July 9, 1998)
   through September 30, 1999

                                                         For the 9 Month Period     For the Period from
                                                                 Ended             Inception (July 9, 1998)
                                                Notes      September 30, 1999     through September 30, 1999
                                                         ----------------------   --------------------------
Net (Loss)                                                      $(1,932)                 $(13,896)


Adjustment to Reconcile Net Loss to
  Net Cash Used in Operating Activities:

     Increase in Current Liabilities                                --                        960
                                                               --------                  --------

Net Cash Used in Operating Activities                            (1,932)                  (12,936)

Cash Flows From Financing Activities

     Common Stock Issued For Cash                   2             2,000                    13,050
                                                               --------                  --------

Net Increase (Decrease) in Cash                                $     68                  $    114
Cash at Beginning of Period                                          46                       --
                                                               --------                  --------
Cash at End of Period                                          $    114                  $    114
                                                               ========                  ========







    The Accompanying Notes Are An Integral Part of These Financial Statements

ADRIATIC HOLDINGS LIMITED
   (A Development Stage Company)
   Consolidated Balance Sheet (unaudited)
   For the Period from Inception (July 9, 1998)
   through September 30, 1999

                                                       Number of                        Capital Paid
                                                        Shares           Common         In excess of      Accumulated
                                         Notes          Common            Stock          Par Value         Deficits          Total
                                         ===========================================================================================
Balance at July 9, 1998                      2               --        $      --        $      --        $      --        $      --

July 10, 1998 issue 1,000,000
shares of $0.001 par value
common stock for for cash at $0.001
per share                                    3        1,000,000        $   1,000        $      --        $      --        $   1,000

July 10, 1998 issue 50,000
shares of $0.001 par value
common stock for services rendered
at $0.001 per share                                      50,000        $      50        $      --        $      --        $      50

September 14, 1998 issue 1,000,000
shares of $0.001 par value
common stock for cash at $0.01
per share                                             1,000,000        $   1,000        $   9,000        $      --        $  10,000

Net (Loss)                                                   --        $      --        $      --        $      --        $ (11,964)
                                                      -----------------------------------------------------------------------------

Balance at December  31, 1998                         2,050,000        $   2,050        $   9,000        $      --        $    (914)

February 1, 1999 issue 40,000
shares of $0.001 par value
common stock for cash at $0.05
per share                                                40,000        $      40        $   1,960                         $   2,000

Net (Loss)                                                   --        $      --        $      --        $      --        $  (1,932)
                                                      -----------------------------------------------------------------------------

Balance at September 30, 1999                         2,090,000            2,090           10,960               --        $    (846)
                                                      =============================================================================


    The Accompanying Notes Are An Integral Part of These Financial Statements

ADRIATIC HOLDINGS LIMITED
(A Development Stage Company)
Notes to Financial Statements
At September 30, 1999
(unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business

Adriatic Holdings Limited (the "Company") was incorporated in the state of Nevada on July 9, 1998 and is in the development stage. Activities through September 30, 1999 include organization of the Company and the raising of equity capital. The Company plans to become a provider of quality electrical products to the commercial and industrial electrical industry.

In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present the financial position, results of operations, cash flows and changes in shareholders' equity at September 30, 1999 have been made.

Cash flows

For purposes of reporting cash flows, cash includes those investments which are short-term in nature (three months or less to original maturity), are readily convertible to cash, and represent insignificant risk of changes in value.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The carrying amount of cash and accounts payable approximates fair value.

Net loss per share of common stock

Net loss per share of common stock is based on the weighted average number of shares of common stock outstanding during the period.

NOTE 2 - SHAREHOLDERS' EQUITY

The Company has the authority to issue 25,000,000 shares of common stock $0.001 par value. The Company issued 1,000,000 shares of common stock to one of its founders for $1,000 and 50,000 shares of common stock to another of its founders for $50 in July, 1998. The Company issued 1,000,000 shares of common stock in connection with an additional private offering for $10,000 in November, 1998. In February 1999 the Company issued 40,000 of common stock in connection with an additional private placement offering for $2,000.

NOTE 3 - RELATED PARTY TRANSACTIONS

For the period ended December 31, 1998, the Company paid $4,950 in office expenses and $1,050 in management fees to its original founding shareholders. For the period ended September 30, 1999, the Company paid $288 in office expenses.

ADRIATIC HOLDINGS LIMITED
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - LICENSING AGREEMENT

On August 15, 1998, the Company acquired the right to manufacture and distribute an underground electrical junction box. The box patent is owned by J.A. Industries (Canada) Inc. ("J.A. Canada").

NOTE 5 - CONTINGENCIES

As discussed in Note 4, the Company has the right to manufacture and distribute an underground electrical junction box patented by J.A. Canada. J.A. Canada is currently the defendant in a lawsuit with regards to its product. The statement of claims, among other things, alleges that the Canadian patent issued on the electrical box is invalid. If the plaintiffs are successful in this action, the patent would be declared invalid and would not provide the Company with protection from competition. If the patent is declared invalid, the Company has the option to cancel the licensing agreement without affecting the manufacturing of the product.

The Company has suffered recurring losses from operations and has a working capital deficiency of $846 that raise substantial doubt about its ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the Company attaining and maintaining profitable operations and raising additional capital. Management's plans in this regard is to raise additional capital through an equity offering. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or to buy only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                   ----------

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----

Prospectus Summary ....................................................     1
Risk Factors ..........................................................     5
Use of Proceeds .......................................................    10
Dilution ..............................................................    11
Dividend Policy .......................................................    12
Capitalization ........................................................    13
Selected Financial Data ...............................................    14
Management's Discussion and Analysis of Financial Condition
         or Plan of Operation .........................................    15
Business ..............................................................    17
Management ............................................................    20
Certain Transactions ..................................................    23
Principal Stockholders ................................................    23
Description of Securities .............................................    24
Market for Common Equity and Related
         Stockholder Matters ..........................................    26
Shares Eligible for Future Sale
Legal Matters .........................................................    26
Experts ...............................................................    27
Available Information .................................................    27
Index to Financial Statements .........................................    28


                                5,000,000 Shares


                            ADRIATIC HOLDINGS LIMITED


                                  Common Stock







                                -----------------

                                   PROSPECTUS
                                -----------------








                              DATED _________, 2000

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item. 24 Indemnification of Directors and Officers

     See "Management - Limitation of Liability and Indemnification."

Item 25. Other Expenses of Issuance and Distribution

     The estimated expenses in connection with the distribution of the shares registered hereby, are set forth in the following table:

      SEC registration fee ....................................       $  132

      Legal fees and expenses .................................       $5,000

      Accounting fees and expenses ............................       $1,500

      Blue Sky fees and expenses ..............................       $  500

      Transfer agent fees and expenses ........................       $  400

           Total ..............................................       $7,532

Item 26. Recent Sales of Unregistered Securities

     In September 1998, Adriatic offered 1,000,000 shares of common stock, $0.001 par value, at $0.05 per share. This offering expired without the sale of any shares. In February of 1999, the Company sold a total of 40,000 shares of common stock, $0.001 par value, at $0.05 per share pursuant to Rule 504 of Regulation D of the Securities Act, to 40 investors for a total consideration of $2,000 net of commission and offering costs. The shares were issued as follows:

PURCHASER                           DATE                       NUMBER OF
                                                               COMMON SHARES

Melanie Lewis                       2/1/99                     1,000
Frank Perrozzo                      2/1/99                     1,000
Sherrye Sailes                      2/1/99                     1,000
Sheyne Almond                       2/1/99                     1,000
Sheyanne Almond                     2/1/99                     1,000
Rheece Metcalfe                     2/1/99                     1,000
Raelyn Metcalfe                     2/1/99                     1,000
Cathryn Newman                      2/1/99                     1,000
Gary Newman                         2/1/99                     1,000
Mitchell Newman                     2/1/99                     1,000
Nicholas Newman                     2/1/99                     1,000
Alexander J. Michie                 2/1/99                     1,000
Nichole P. Michie                   2/1/99                     1,000
Mathew R.K. Michie                  2/1/99                     1,000
Carey Linde                         2/1/99                     1,000
Hans Drunkenmolle                   2/1/99                     1,000
Pat Michie                          2/1/99                     1,000
Sandy Michie                        2/1/99                     1,000
Dene Knight                         2/1/99                     1,000
Lorraine Knight                     2/1/99                     1,000
Doug Knight                         2/1/99                     1,000
Kathy Knight                        2/1/99                     1,000
Darcy Knight                        2/1/99                     1,000
Tyler Knight                        2/1/99                     1,000
Barb McKnight                       2/1/99                     1,000
Kara McKnight                       2/1/99                     1,000
Lauren McKnight                     2/1/99                     1,000
Mike McKnight                       2/1/99                     1,000
Li Dong                             2/1/99                     1,000
Sean Dickenson                      2/1/99                     1,000
Kirsten DeWolfe                     2/1/99                     1,000
Paul Stark                          2/1/99                     1,000
Bridgitte Longshore                 2/1/99                     1,000
Knight Family Trust                 2/1/99                     3,000
Michael Steele                      2/1/99                     1,000
Laura Steele                        2/1/99                     1,000
Jennifer Steele                     2/1/99                     1,000
Amanda Steele                       2/1/99                     1,000

     In September 1998, Adriatic sold 1,000,000 shares of common stock, $0.001 par value, at $0.01 per share pursuant to Rule 504 of Regulation D of the Securities Act, to 6 investors for a total consideration of $10,000 net of commission and offering costs. The shares were issued as follows:

PURCHASER                           DATE                       NUMBER OF
                                                               COMMON SHARES

Finneran Investments, Ltd.          9/8/98                     175,000
Noble Holdings Corporation          9/8/98                     175,000
Tiger-Eye Investments(Cayman) Ltd.  9/8/98                     175,000
Huda Limited                        9/8/98                     175,000
Tamarin Investment Group, Inc.      9/8/98                     175,000
Kallur Enterprises Limited          9/8/98                     125,000

     In July 1998, Adriatic sold 1,000,000 restricted shares of common stock, $0.001 par value, at $0.001 per share to one investor pursuant to Rule 144 of the Securities Act, for a total consideration of $1,000 net of commission and offering costs. The shares were issued as follows:

PURCHASER                           DATE                       NUMBER OF
                                                               COMMON SHARES

G.M. Capital Partners Ltd.          7/22/98                    1,000,000

     In July 1998, Adriatic sold 50,000 restricted shares of common stock, $0.001 par value, at $0.001 per share to one investor pursuant to Rule 144 of the Securities Act, for a total consideration of $50 net of commission and offering costs. The shares were issued as follows:

PURCHASER                           DATE                       NUMBER OF
                                                               COMMON SHARES

Knight Financial Ltd.               7/22/98                    50,000

                                INDEX TO EXHIBITS

Item 27.            Exhibits


Exhibit
Number    Description of Exhibit
------    ----------------------

3.1       Articles of Incorporation

3.2       By-laws

5.1       Opinion of Beckman, Millman & Sanders, L.L.P.*

10.0      Licensing Agreement between Adriatic and J.A. Canada, dated August 15,
          1998

21.1      Subsidiaries of the Company (Adriatic has no subsidiaries)

23.1      Consent of Spicer, Jeffries & Co.

24.1      Consent of Beckman, Millman & Sanders, L.L.P. (Included in Exhibit
          5.1)*

27.1      Financial Data Schedule for the nine months ended September 30, 1999

27.2 Financial Data Schedule for the period from inception (July 9, 1998) to December 31, 1998

99.1      United States Registration of trademark for J.A. Junction Box

99.2      Canada Registration of trademark for J.A. Junction Box

----------
* To be filed by amendment.

Item 28. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining any liability under the Securities Act, treat information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (3) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement; and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Bellingham, State of Washington on December 22, 1999.


                                    ADRIATIC HOLDINGS LIMITED


                                    By: /s/ Robert W. Knight
                                        -----------------------------------
                                        Robert W. Knight, President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     (Signature) /s/ Robert W. Knight
                 -------------------------------

     (Title)  President, Secretary and Treasurer
              ----------------------------------

     (Date)   December 22, 1999
              ----------------------------------